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                                                                   EXHIBIT 10.25

                        RESTRICTED STOCK AGREEMENT UNDER
                              REMOTE DYNAMICS, INC.
                         2004 MANAGEMENT INCENTIVE PLAN

      THIS RESTRICTED STOCK AGREEMENT ("Agreement") is made as of July 26, 2004, between Remote Dynamics, Inc., a Delaware corporation (the "Company"), and JOSEPH W. POLLARD, an individual residing 2913 WATERSIDE DRIVE, PLANO, TEXAS 75093 ("Executive").

                                    RECITALS:

      The Company has adopted the Remote Dynamics, Inc. 2004 Management Incentive Plan, amended (the "Plan"), a copy of which is attached hereto as Exhibit A, and all of the terms and provisions of which are incorporated herein by reference and made a part hereof. All capitalized terms used but not defined in this Agreement have the meanings set forth in the Plan.

      The Company has determined that it would be in the best interests of the Company and its shareholders to make the grant of stock provided for herein to the Executive to recognize the Executive's value to the Company via the award of a proprietary interest in the future of the Company.

      NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. GRANT OF RESTRICTED STOCK. The Company hereby grants to the Executive, on the terms and conditions hereinafter set forth 100,000 shares of Common Stock, $0.01 par value per share, of the Company (the "Restricted Stock").

2.    EFFECTIVE DATE AND VESTING.

      A. The Effective Date of the grant of Restricted Stock shall be August 1, 2004.

      B. One third of the shares of Restricted Stock granted to the Executive hereunder, subject to the other terms and conditions set forth herein, shall become vested on the attainment of each of the performance criteria listed on the attached Exhibit B (the "Vesting Dates").

      C. Upon the death (other than by suicide) or Permanent Disability of Executive, fifty percent (50%) of the Restricted Stock not yet vested at the time of death or Permanent Disability shall vest as of the date of death or Permanent Disability; provided that, if it is no longer possible to earn any portion of such unvested Restricted Stock, then Executive shall not be entitled to receive such portion of the fifty percent (50%) of the Restricted Stock that is no longer possible to become vested.

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      D.    Upon Company's termination of employment of Executive for Cause, any shares of Restricted Stock that have not vested shall be forfeited to the Company without consideration.

      E. If the employment of an Executive with the Company is terminated by the Company not for Cause, fifty percent (50%) of the Restricted Stock not yet vested at the time of termination shall vest as of the date of termination; provided that, if it is no longer possible to earn such unvested Restricted Stock, then Executive shall not be entitled to receive fifty percent (50%) of the Restricted Stock that is no longer possible to become vested.

      F. In the event of an Executive's Resignation for Good Reason, fifty percent (50%) of the Restricted Stock not yet vested at the time of resignation shall vest as of the date of resignation; provided that, if it is no longer possible to earn such unvested Restricted Stock, then Executive shall not be entitled to receive fifty percent (50%) of the Restricted Stock that is no longer possible to become vested.

      G. Upon the Executive's voluntary termination of employment not on account of death, Permanent Disability, or Resignation for Good Reason, any shares of Restricted Stock that have not vested shall be forfeited to the Company without consideration.

3. RETENTION OF CERTIFICATES. All original certificates evidencing shares of Restricted Stock shall be held by the Company for the benefit of the Executive until the transfer of such shares are no longer subject to the restrictions set out in the Plan and this Agreement.

4. TAX ELECTION. Within 30 days after the date of this Agreement, Executive may make an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

5. EMPLOYMENT OF EXECUTIVE. As an inducement to the Company to issue the Restricted Stock to Executive, and as a condition thereto, the Executive acknowledges and agrees that neither the issuance of the Restricted Stock to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company or its affiliates or affect the right of the Company to terminate Executive's employment at any time.

6.    RESTRICTIONS ON TRANSFER.

      A. Executive shall not sell, transfer, assign, pledge or otherwise dispose of any interest in any Restricted Stock or his or her rights under this Agreement before the Vesting Date.

      B. Under no circumstances shall any sale or other transfer of any shares of Restricted Stock be valid unless and until the shares proposed to be sold or transferred are fully vested.

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7.    NOTICES; DELIVERIES. Any notice or delivery required to be given under the terms of this Agreement shall be addressed to the Company at its principal office, and any notice or delivery to be given to the Executive shall be addressed to him or her at the address given by him or her beneath his or her signature hereto or such other address as either party hereto may hereafter designate in writing to the other. Any such notice or delivery shall be deemed to have been duly given when addressed as aforesaid, registered or certified mail, and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

8. DISPUTES. As a condition of the granting of the Restricted Stock hereby, Executive and his or her heirs and successors agree that any dispute or disagreement that may arise hereunder shall be determined by the Company's Board of Directors (or, at the Board of Directors' election, the Committee that administers the Plan, if any), in its sole discretion and judgment.

9.    CERTIFICATES.

      A. The certificate(s) representing the shares of Restricted Stock granted hereby will be stamped or otherwise imprinted with the legend required by the Plan with respect to any applicable restrictions on the sale or transfer of such shares, and the stock transfer records of the Company will reflect stop transfer instructions with respect to such shares.

      B. The Company shall retain the certificate(s) representing the shares of Restricted Stock granted to Executive pursuant to this Agreement until such time as the vesting restrictions set forth in Section 2 have lapsed or are removed by the Committee. Within a reasonable time thereafter, the Company will deliver to Executive a new certificate representing such shares, free of the legend referred to in paragraph (A) above. The issuance of such certificate shall not affect any restrictions upon the transferability of such shares pursuant to applicable law or otherwise.

      C. Any stock certificate(s) representing the shares of Restricted Stock granted hereunder prior to the termination or lapse of the restrictions on vesting and transfer shall reflect the legend referred to in paragraph (A) above which shall remain on such certificate(s) until such time as the vesting and transfer restrictions have terminated or lapsed or are removed by the Committee.

10. RESTRICTED STOCK SUBJECT TO PLAN. The Restricted Stock granted hereby is subject to the Plan. If a conflict exists between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

11.   MISCELLANEOUS.

      A. Executive hereby agrees that (i) the Company may withhold from Executive any payment or consideration to be paid to Executive by the Company, any tax which

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            the Company believes is required to be withheld with respect to any benefit under the Plan or this Restricted Stock Agreement, and (ii) Executive will make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax withholding requirements.

      B. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

      C. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas.

      D. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which collectively shall constitute a single instrument.

      E. If any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

      F. ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE SETTLED BY ARBITRATION ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION ("AAA") UNDER ITS COMMERCIAL ARBITRATION RULES, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THE PARTIES ALSO AGREE THAT THE AAA OPTIONAL RULES FOR EMERGENCY MEASURES OF PROTECTION SHALL APPLY TO THE PROCEEDINGS. THE COMPANY AND EXECUTIVE AGREE THAT ALL ARBITRATIONS OCCURRING UNDER THIS SECTION 11.F. SHALL BE HELD IN DALLAS, TEXAS, TO THE EXCLUSION OF ANY OTHER JURISDICTION.

      IN WITNESS WHEREOF, the Company has, as of the date first above written, caused this Agreement to be executed on its behalf by its authorized officer and Executive has hereunto set his or her hand as of the date first above written.

                                        REMOTE DYNAMICS, INC.

                                        By: /s/ Dennis R. Casey
                                            ------------------------------------
                                            Dennis R. Casey,
                                            President & Chief Executive Officer

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                            EXECUTIVE SIGNATURE PAGE
                          TO RESTRICTED STOCK AGREEMENT

Executive Name:         Joseph W. Pollard

Signature:              /s/ Joseph W. Pollard
                        ----------------------------------------
Address:                2913 Waterside Drive, Plano, Texas 75093

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                                    EXHIBIT A

                   2004 Management Incentive Plan, as amended

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                                    EXHIBIT B

                              PERFORMANCE CRITERIA

The shares of Restricted Stock shall vest as follows:

- One Third (1/3) of the Restricted Stock shall vest upon the execution by Employer of an agreement with the member companies of SBC Communications, Inc. for the retrofit of SBC's fleet of service vehicles at the substantially similar volumes and profit margins as set forth in the May 20, 2004 Report to the Official Unsecured Creditors Committee;

- One Third (1/3) of the Restricted Stock shall vest upon the completion by Employer of three (3) consecutive fiscal quarters in which Employer achieved positive EBIDTA within two and one-half (2.5) years of the effective date of the Executive Employment Agreement; and

- One Third (1/3) of the Restricted Shares shall vest upon the completion by Employer of four (4) consecutive fiscal quarters in which Employer achieved net income within three (3) years of the effective date of the Executive Employment Agreement.

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